Exhibit 10.2

Release of Claims

This is a Release of Claims Agreement (the “Agreement”) dated June 17, 2019 between Altimmune, Inc. (“Company”) and Sybil Tasker (“Consultant”).

1.

Consideration.  In consideration for this Agreement, in connection with Consultant’s anticipated consulting relationship with Company, and subject to the approval of Company’s Board of Directors, Company shall, as soon as practicable after the Effective Date (as defined in Section 3) grant Consultant a nonqualified option to purchase up to 20,000 shares of Company’s common stock, subject to such vesting and other conditions as are set forth in the applicable Equity Documents (as defined in the Transition Services Agreement between Consultant and Company dated June 17, 2019 (the “Transition Services Agreement”)) (such grant, the “Option Grant”).

2.

Release of Claims.  In consideration for the Option Grant and for Consultant’s eligibility for compensation in connection with Consultant’s consulting relationship with Company, Consultant voluntarily releases and forever discharges Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the date when Consultant signs this Agreement, Consultant has, ever had, now claims to have or ever claimed to have had against any or all of the Releasees.  This release includes, without limitation, all Claims: relating to Consultant’s employment by and termination of employment with Company; Claims under the Age Discrimination in Employment Act, any Claim under Title 20 of the State Government Article of the Maryland Annotated Code; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

3.

Consideration and Revocation Period.  Consultant acknowledges that Consultant has been given the opportunity to consider this Agreement for twenty-one (21) days before signing it (the “Consideration Period”) and that Consultant has knowingly and voluntarily entered into this Agreement.  Consultant acknowledges that the above release of claims expressly includes without limitation claims under the Age Discrimination in Employment Act.  Consultant is advised to consult with an attorney before signing this Agreement.  To accept this Agreement, Consultant must return a signed original or a signed PDF copy of this Agreement so that it is received by the undersigned at or before the expiration of the Consideration Period.  If Consultant signs this Agreement before the end of the Consideration Period, Consultant acknowledges by signing this Agreement that such decision was entirely voluntary and that Consultant had the opportunity to consider this Agreement for the entire Consideration Period.  For the period of seven (7) days from the date when Consultant signs this Agreement, Consultant has the right to revoke this Agreement by written notice to the undersigned.  For such a revocation to be effective, it must be delivered so that it is received by the undersigned at or before the expiration of the seven (7) day revocation period (the “Revocation Period”).  This Agreement shall not become effective or enforceable during the Revocation Period.  Provided that Consultant does not revoke this Agreement during the Revocation Period, the Agreement will become effective on the day after the Revocation Period ends (the “Effective Date”).

4.

Preserved Obligations.  The Preserved Obligations and the Equity Documents (each as defined in the Transition Services Agreement) shall remain in full effect in accordance with their terms and are incorporated by reference herein.

5.	Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Maryland.

6.

Entire Agreement.  This Agreement, the Transition Services Agreement, the Preserved Obligations and the Equity Documents constitute the entire agreement between the parties concerning the subject matter herein and supersede all prior or contemporaneous oral or written agreements concerning such subject matter, including without limitation the Employment Agreement (as defined in the Transition Services Agreement).

Accepted and agreed:

ALTIMMUNE, INC.

By:/s/ Will Brown

Will Brown, Chief Financial Officer

CONSULTANT

By:/s/ Sybil Tasker

Sybil Tasker

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